JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW
                 12 FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                       TEL 716.856.0600 FAX 716.856.0432


                                                                       Exhibit 5

                               September 13, 2006


EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi 39201

          Re: Issuance and Sale of 1,437,500 shares of common stock (the "Securities") pursuant to an Underwriting Agreement between EastGroup Properties, Inc. (the "Company") and Citigroup Global Markets Inc.

Ladies and Gentlemen:

     As your counsel we have examined the Underwriting Agreement, the Company's Registration Statement on Form S-3 (File No. 333-134959) (the "Registration Statement") and the Company's Prospectus Supplement dated September 7, 2006 with respect to the Securities and we are familiar with the documents referred to therein and incorporated therein by reference. We have also examined the Company's Articles of Incorporation, as amended, and Bylaws, as amended, such records of proceedings of the Company as we deemed material, and such other proceedings of the Company as we deemed necessary for the purpose of this opinion.

     We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities. In our opinion the Securities to be issued by the Company will be, when issued and paid for pursuant to the Underwriting Agreement, the Registration Statement and the Prospectus Supplement, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and to all references to our firm in the Prospectus Supplement.

                                Very truly yours,

                                /s/ Jaeckle Fleischmann & Mugel, LLP